EXHIBIT 23.0

                             Consent of Independent
                          Certified Public Accountants


Catheter Technology Group. Inc.
Palm Coast, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 6, 1998, relating to the financial statements of Catheter Technology Group, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP
                                          ---------------------
                                          BDO Seidman, LLP


Orlando, Florida
October 15, 1998